UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Helix Energy Solutions Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	95-3409686
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock (no par value)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A (this “Amendment”) amends and restates the information set forth in Item 1 and Item 2 of the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2006 (the “Original Form 8-A”) by Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”).  No new securities are being registered pursuant to this Amendment, which is being filed solely to update both the description of the Company’s capital stock, which includes the Company’s common stock, no par value per share (the “Common Stock”), registered hereunder, and the exhibit index included in the Original Form 8-A.

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of the Original Form 8-A is hereby amended and restated in its entirety by incorporating by reference herein the description under the heading “Description of Capital Stock” contained in the prospectus included in the Company’s Registration Statement on Form S-3 (File No. 333-234325), filed with the Commission on October 25, 2019, as may be amended from time to time. In addition, to the extent that an updated or amended description of the Common Stock is included in a prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, such description included in such prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description

3.1	2005 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 1, 2006 (000-22739)).
3.2	Second Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 28, 2006 (001-32936)).
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.7 to the Company’s Form 8-A filed on June 30, 2006 (001-32936)).

 (Signature Page Follows)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Kenneth E. Neikirk
Name:	Kenneth E. Neikirk
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: October 25, 2019